FOR IMMEDIATE RELEASE

Contact:                 Paul S. Feeley
Senior Vice President, Treasurer and
   Chief Financial Officer
(617) 628-4000

CENTRAL BANCORP, INC. DECLARES QUARTERLY
COMMON STOCK CASH DIVIDEND

SOMERVILLE, MASSACHUSETTS, July 15, 2010 — Central Bancorp, Inc. (NASDAQ Global Market: CEBK) (the “Company”) today announced that the Company’s Board of Directors has declared a quarterly common stock cash dividend of five ($0.05) cents per share, payable on or about August 20, 2010 to stockholders of record on August 6, 2010.

Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a standalone 24-hour automated teller machine in Somerville.